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                                 [METLIFE LOGO]

                       Metropolitan Life Insurance Company
                   One Madison Avenue, New York, NY 10010-3690


-------------------------------------------------------------------------------
 Contractholder:

                                [A.B.C. Company]
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 Group Annuity Contract No:              Issue Date:

                [XXXXX]                            [Month/Day/Year]
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NOTICE: ANY PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT THAT ARE BASED ON THE
INVESTMENT EXPERIENCE OF A SEPARATE ACCOUNT ARE VARIABLE AND SPECIFIC DOLLAR AMOUNTS ARE NOT GUARANTEED. THE DOLLAR AMOUNTS OF SUCH PAYMENTS AND VALUES WILL INCREASE OR DECREASE, AS SET OUT IN THE CERTIFICATE, DEPENDING UPON THE INVESTMENT EXPERIENCE OF THE SEPARATE ACCOUNT.

In consideration of the Contractholder's payments under this Contract,

                       Metropolitan Life Insurance Company

                                 A Stock Company

                            (herein called "MetLife")

Agrees to make payments, and to pay annuities bought, under this Contract, in accordance with and subject to its terms.

Therefore, the Contractholder and MetLife execute this Contract in duplicate to take effect as of the Issue Date.


                                                  Metropolitan Life Insurance Company

[A.B.C. Company]
------------------------------------------        /s/ Gwenn L. Carr               /s/ Robert H. Benmosche
                                                  Gwenn L. Carr                   Robert H. Benmosche
------------------------------------------        Vice-President and Secretary    Chairman of the Board, and
Signature                                                                         Chief Executive Officer

------------------------------------------
Title

------------------------------------------        ------------------------------------------
Witness                                           Registrar


------------------------------------------        ------------------------------------------
Date                                              Date

------------------------------------------        ------------------------------------------
City and State                                    City and State

Group Annuity Contract
Deferred and Immediate Annuities
Accumulation Value
Non-Participating



Form G.2952A
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                                    CONTENTS

Section                                                                   Page

     1   Definitions.......................................................  2

     2   Annuities

         2.01 Purchase of Annuities........................................  3

         2.02 Report of Annuities..........................................  3

         2.03 Purchase Payments............................................  3

         2.04 Purchase of Annuity..........................................  3

         2.05 Annuity Certificates.........................................  3

         2.06 Death of Annuitant Before Annuity Commencement Date..........  4

         2.07 Surrender of Annuity Before Annuity Commencement Date........  4

         2.08 Proof that Annuitant is Alive on Annuity Commencement Date...  4

     3   General Provisions

         3.01 Participation; Dividends.....................................  5

         3.02 MetLife's Liability..........................................  5

         3.03 Misstatements................................................  5

         3.04 Changes by MetLife...........................................  5

         3.05 Discontinuance of Purchases..................................  5

         3.06 Communications; Payments to MetLife..........................  5

         3.07 Entire Contract..............................................  6

         3.08 Termination of Contract......................................  6

Table I  Annuity Purchase Rates............................................  7

Section 1.  Definitions

      1.01 "Annuitant" means a person upon whose life a Certificate has been issued under this Contract.

      1.02 "Annuity" means an annuity payable under this Contract for which a Certificate has been issued.

      1.03 "Annuity Commencement Date" means the date as of which payment of an Annuity is to commence.

      1.04 "Business Day" means a day on which the Home Office of MetLife in New York, New York is open for business.

      1.05 "Certificate" means a certificate issued to the Owner of an Annuity pursuant to Section 2.05.

      1.06 "Discontinuance Date" means the date on and after which no further Purchase Payments will be made to MetLife under this Contract.

      1.07 "Owner" means the person so reported to MetLife at the date of purchase of the Certificate.

      1.08 "Purchase Date" means the date as of which MetLife receives the Purchase Payment for an annuity purchased under this Contract or such other date MetLife agrees to.

      1.09 "Purchase Payment" means an amount paid to MetLife to purchase an Annuity under this Contract.



                                       2
Form G.2952A
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Section 2  Annuities

      2.01  Purchase of Annuities

            Annuities may be purchased under this Contract prior to the Discontinuance Date.

      2.02  Report of Annuities

            For each Annuity purchased under this Contract the purchaser will report the following information to MetLife:

            (a) The name, sex (if relevant), date of birth, social security number, and state of residence of the Annuitant and the name of the beneficiary, if any.

            (b)   The name, address and social security number of the Owner.

            (c) The Annuity Commencement Date if relevant to the form of annuity purchased. This must be a date after MetLife receives the report. If MetLife receives the report less than thirty one days before the date reported as the Annuity Commencement Date, MetLife will have the right to make the Annuity Commencement Date thirty days from the date MetLife receives the report.

            (d) The form of each annuity to be purchased. Such form will be any form which MetLife is willing to provide.

      2.03  Purchase Payments

            The Purchase Payment for each annuity will accompany each report made under Section 2.02 unless MetLife agrees otherwise, MetLife need not accept any Purchase Payment of less than [$5,000.00] for Annuity or any Purchase Payments that will cause the total of all Purchase Payments accepted with respect to any Owner or Annuitant to exceed [$500,000.00]. MetLife will have no liability with respect to any Annuity until it accepts the Purchase Payment unless MetLife agrees otherwise.

      2.04  Purchase of Annuity

            On the Purchase Date MetLife will determine the monthly rate of the Annuity (if relevant) by applying the annuity purchase rates in Table I. However, if on the Purchase Date MetLife has in effect more favorable rates for the purchase of annuities under contracts in the class to which this Contract belongs, then such more favorable rates will be applicable.

      2.05  Annuity Certificates

            MetLife will issue to the Owner of an Annuity purchased under this Contract a Certificate describing the benefits provided thereunder.



                                       3
Form G.2952A
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      2.06  Death of Annuitant Before Annuity Commencement Date

            If the Annuitant dies before the Annuity Commencement Date MetLife will have no further liability except as may be provided by the form of the Annuity purchased or as may be agreed by MetLife when the Annuity is purchased.

      2.07  Surrender of Annuity Before Annuity Commencement Date

            No annuity will have any cash surrender value before the Annuity Commencement Date except as may be provided by the form of Annuity purchased or as may be agreed by MetLife when the Annuity is purchased.

      2.08  Proof that Annuitant is Alive on Annuity Commencement Date

            If requested by MetLife, satisfactory proof must be furnished to MetLife that an Annuitant was alive on the Annuity Commencement Date or his or her death before the Annuity Commencement Date will be conclusively presumed.




                                       4
Form G.2952A
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Section 3   General Provisions

      3.01  Participation; Dividends

            No dividends will be payable under this Contract.

      3.02  MetLife's Liability

            MetLife's only liability with respect to the payment of benefits under this Contract is to make the payments provided in the Certificates issued hereunder. The liability to make such payments is that of MetLife and not of the Contractholder.

      3.03  Misstatements

            If the age or sex (if relevant) or any other relevant fact relating to any individual is found to be misstated, MetLife will not pay a greater amount of annuity than that provided by the actual Purchase Payment and the correct information. Any overpayment of annuity will, together with interest, be deducted from future annuity payments. Any adjustment due to an underpayment of an annuity will, together with interest, be paid immediately upon receipt of the corrected information. The interest rate will be that used to determine the monthly rate of annuity.

      3.04  Changes by MetLife

            MetLife reserves the right to change any of the following items one year from the Issue Date and at any time thereafter:

            (a) The annuity purchase rates in effect under this Contract set forth in Table I.

            (b)  The amount of the minimum or maximum Purchase Payments.

            MetLife will give the Contractholder notice of any such change not less than 90 days before its effective date. No such change in any of the foregoing items will be made effective earlier than one year after the effective date of any such previous change in that item.

            No such change will affect Certificates purchased before the effective date of such change.

      3.05  Discontinuance of Purchases

            MetLife has the right at any time to notify the Contractholder that no further purchases may be made under this Contract on or after the date specified in the notice. That date will be at least 90 days after the date the notice is given.

      3.06  Communications; Payments to MetLife

            All communications provided for in this Contract will be in writing unless MetLife otherwise agrees in writing. For this purpose, MetLife's address is its Home Office at One Madison Avenue, New York, New York 10010, and the Contractholder's address will be that which it designates to MetLife.



                                       5
Form G.2952A
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            All payments to MetLife in accordance with this Contract are payable to MetLife at its Home Office or such other office or offices which MetLife may designate.

            Any communication that may be made by the Contractholder may instead be made by a party or parties designated by the Contractholder for such purpose.

      3.07  Entire Contract

            This Contract is the entire contract between the parties. Any Contractholder statements will be deemed representations and not warranties. No agent, broker or other person, except an authorized officer of MetLife, may make or change any contract or certificates on behalf of MetLife. Any amendment, modification or waiver of any provision of this Contract will be in writing and may be made effective on behalf of MetLife only by an authorized officer of MetLife.

      3.08  Termination of Contract

            This Contract will terminate upon MetLife and the Contractholder's fulfillment of all their duties and obligations arising under this Contract.







                                       6
Form G.2952A
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[Table I.   Annuity Purchase Rates

            Deferred Fixed Annuity - Term Certain and Life Annuity

            Under this form annuity payments are payable monthly from the Annuity Commencement Date, if the Annuitant is then living, to the date of the last payment before the later of (i) the Annuitant's death and (ii) the expiration of the term certain period that commences on the Annuity Commencement Date. Annuity payments payable during the Annuitant's lifetime are payable to the Annuitant unless the Owner directs MetLife otherwise; any annuity payments payable after the Annuitant's death are payable to the designated beneficiary.

                              Purchase Payments per $1.00 of Monthly Annuity
            Integral Years    Payment if the Annuity Commencement Date is the
            from Purchase     Annuitant's 65 Birthday and if the Term Certain
            to Commencement   Period is:
                                  5 Years     10 Years   20 Years
            15                   $102.36     $105.83      $120.60
            10                    119.98      124.34       142.57
            5                     140.53      145.99       168.48
                                                                      Edition B
                                                                       (Unisex)

            This actuarial basis for the rates shown above are: Group 66-Population Y-8D with 175% of Scale D, Unisex Adjusted and with interest at 3% and loaded 5%.

            On request MetLife will furnish Purchase Payments for other forms of annuity, for annuities that provide benefits in event of the Annuitant's death and/or surrender values before the Annuity Commencement Date, and for ages or durations not shown above.]





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Form G.2952A